Exhibit 10.2

AMENDMENT N° 28
TO THE
FULL SCALE SYSTEM DEVELOPMENT CONTRACT
No. IS-10-021
Between
IRIDIUM SATELLITE LLC
And
THALES ALENIA SPACE FRANCE
for the
IRIDIUM NEXT SYSTEM

PREAMBLE

This Amendment N° 28 (the “Amendment”) to the Full Scale System Development Contract No. IS-10-021 signed on June 1, 2010 between Iridium Satellite LLC and Thales Alenia Space France for the Iridium NEXT System, as amended, (the “Contract”) is entered into on this 18th day of May, 2017 by and between Thales Alenia Space France, a company organized and existing under the laws of France, having its registered office at 26 avenue Jean François Champollion 31100 Toulouse – FRANCE (“Contractor”), and Iridium Satellite LLC, a limited liability company organized under the laws of Delaware, having an office at 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102 - USA (“Purchaser”).

RECITALS

WHEREAS, Purchaser and Contractor have engaged in discussions relating to changes the Parties would like to incorporate in the Contract relating to Liquidated Damages, costs for Launch delays and the deferment of certain Milestone payments amounting to One Hundred Million and Twenty Thousand U.S. Dollars (US$100,020,000); and

WHEREAS, the Parties now desire to amend Articles 1, 3, 21 and Exhibit D of the Contract, and the SOW, in accordance with the terms and conditions provided for in this Amendment.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article 1: Capitalized terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Contract or any amendments thereto, as the case may be.

Article 2: The definition of “NEXT System Launch Campaign” set forth in Article 1.75 of the Contract is hereby deleted and replaced in its entirety with the following definition:

“NEXT System Launch Campaign” means the period of time beginning with the actual first Launch and ending upon the Satellite Acceptance or Qualified Satellite Acceptance, as applicable, of the Satellites to be Launched under this Contract.”

Article 3: The third, fourth and fifth paragraphs of Article 3.3.2 of the Contract are hereby deleted and replaced in their entirety with the following:

“With respect to Satellites delivered in connection with Launches two (2) through seven (7), the quantity of Space Vehicles per Launch will be 10, the Launch Services Provider will be SpaceX, the Launch Vehicle will be a Falcon 9, and the Launch Site will be Vandenberg Air Force Base, California. The Launch date

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy

for each such Launch is set forth below in Table 3.3.2. Purchaser will provide periodic updates to Contractor coordinating Launch date status.

For Launches two (2) through seven (7), Purchaser shall re-designate or confirm to Contractor in writing the scheduled Launch date no later than [***] months prior to the then-scheduled Launch date.

Purchaser shall, on a reasonable basis, provide Contractor with regular and up-to-date information on Launcher delivery schedule.

Table 3.3.2

Launch	Planned Launch Date
2	[***]
3	[***]
4	[***]
5	[***]
6	[***]
7	[***]

For the avoidance of doubt, Contractor shall Deliver and support the Launch of two (2) additional Satellites other than the Satellites Launched on Launches one (1) through seven (7), in accordance with the terms of this Contract.
Any change of quantity of Space Vehicles per Launch, Launch Services Provider, Launch Vehicle or Launch Site notifications provided by the Purchaser to the Contractor outside the scope of this Article 3.3.2 shall be subject to the terms of a Change Order under Article 15.”

Article 4: Article 3.4.3 of the Contract is hereby deleted and replaced in its entirety with the following:

“3.4.3    Launch Delay Costs
In the event of any Launch delay or postponement of the scheduled Launch dates listed in Article 3.3.2 during the period commencing on [***] through [***], Contractor shall be entitled to solely the following costs (“Launch Delay Costs”):

(a)	[***] U.S. dollars (US $[***]) applicable to the Launch delay between [***] and [***];

(b)
For Launch seven (7), [***] U.S. dollars (US$[***]) per [***] for each [***] of Launch delay, due to reasons not attributable to Contractor; for the purpose of calculating Launch Delay Costs, the Launch delay for Launch 7 will be calculated as the time between [***] and [***]; and

(c)	Major purchases required as the direct result of a Launch delay, due to reasons not attributable to Contractor that are agreed to in advance by the Parties.

Notwithstanding the foregoing, if a Launch delay of Launch seven (7) is attributable solely to Customer, Article 3.4.3(b) will not apply and Contractor shall be entitled to adjustment of the relevant provisions of this Contract in accordance with Article 15; provided that if such delay is the result of the eight (8th) Launch being scheduled prior to the seventh (7th) Launch, Article 3.4.3(b) shall continue to apply.

Article 5: Article 3.4.4 of the Contract is hereby deleted in its entirety.

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*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy     Iridium / Thales Alenia Space Confidential & Proprietary

Article 6: For Launch 1 and Launches 2 through 7 listed in table 3.3.2, Articles 21.1.1 through 21.1.3 and 21.2 of the Contract are hereby deleted and replaced in their entirety with the following:

“21.1.1 Assessment of Liquidated Damages.

The Parties acknowledge and agree that failure to make any Satellite available for one of the Launch dates, including at the Launch Site, set forth for Launch one (1) and Launches two (2) through seven (7) in Article 3.3.2, may cause substantial financial loss to Purchaser. The Parties further acknowledge and agree that the following liquidated damages represent a genuine and reasonable estimate of the losses that would be suffered by Purchaser by reason of any such delay (which losses would be difficult or impossible to calculate with certainty) in meeting the Launch dates.

The Parties have established a pool in the amount of Thirty Million U.S. dollars (US $30,000,000) for liquidated damages applicable to Launches one (1) through seven (7) (“Liquidated Damages Pool” or the “Pool”). In the event Contractor fails to make a Satellite available for its corresponding Launch date as set forth herein, unless such failure is due to reasons not attributable to Contractor, the Pool shall be increased, as liquidated damages and not as a penalty, by the amount of (a) [***] U.S. dollars (US$ [***]) per [***] for the first [***] of delay, (b) [***] U.S. dollars (US$ [***]) per [***] for [***] through [***] of delay; and (c) [***] U.S. dollars (US$ [***]) per day for delays longer than [***], up to the actual Launch date (liquidated damages together with the Pool means “Liquidated Damages”).

Such liquidated damages shall not exceed [***] percent ([***]%) per launch and, in the aggregate, [***] percent ([***]%) of the Base Contract Price.

21.1.2 Final Adjustment of Liquidated Damages Pool.

Following the occurrence of Launch 7, the Pool shall be adjusted as follows:

(a)
If the final value of the Pool remains at Thirty Million U.S. dollars (US$30,000,000) and the total amount of the Launch Delay Costs incurred by Contractor has not exceeded Thirty Million US dollars (US$30,000,000), Purchaser shall waive all rights to the Pool;

(b)
If the final value of the Pool is an amount greater than Thirty Million U.S. dollars (US$30,000,000) and the total amount of the Launch Delay Costs has not exceeded the final value of the Pool, Purchaser shall waive all rights to the difference between the final amount of the Launch Delay Costs and Thirty Million U.S. dollars (US$30,000,000). The difference between the final value of the Pool and Thirty Million U.S. dollars (US$30,000,000) or the total amount of the Launch Delay Costs, whichever is greater, shall be the remaining Liquidated damages payable by Contractor to Purchaser; or

(c)
If the final amount of the Launch Delay Costs is greater than the final value of the Pool, Purchaser shall waive all rights to the Pool and pay to Contractor the difference between the final amount of the Launch Delay Costs and the final value of the of the Pool.

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*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy     Iridium / Thales Alenia Space Confidential & Proprietary

Article 7: The Milestone Success Criteria applicable to [***] set forth in Appendix B of the SOW is hereby deleted and replaced in its entirety with the following Milestone Success Criteria:

[***]

For the avoidance doubt, Final System Acceptance shall not be deemed to have occurred until achievement of the Success Criteria for [***].

Article 8: Article 21.1.4 of the Contract is hereby renumbered to be “21.1.3.”

Article 9: Article 21.1.5 of the Contract is hereby renumbered to be “21.1.4.”

Article 10: The entries for M/S No. [***] and [***] set forth in Exhibit D of the Contract are hereby deleted and replaced in their entirety with the following entries.

[***]

Article 11: The entries for M/S No. [***] and [***] set forth in Table 11-1 of the SOW are hereby deleted and replaced in their entirety with the following entries.

[***]

Article 12: The effective date of this Amendment shall be the date when all of the following conditions have been fulfilled (with respect to (B) below, as confirmed in writing by Purchaser to Contractor promptly upon occurrence):

(A)	Signature of the Amendment by both Parties; and

(B)	The achievement of the conditions associated with the deferred Milestone facility described in Article 5 Amendment 29.

Article 13: This Amendment may be executed and delivered (including via facsimile or other electronic means) in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Article 14: All other provisions of the Contract not expressly referred to in this Amendment remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers as of the date set forth in the Preamble.

IRIDIUM SATELLITE LLC                THALES ALENIA SPACE FRANCE

/s/ S. Scott Smith                    /s/ Denis Allard

S. Scott Smith                        Denis Allard
Chief Operating Officer                    Vice President Constellations Programs

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*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Copy     Iridium / Thales Alenia Space Confidential & Proprietary